HOME FEDERAL BANK, FEDERAL SAVINGS BANK

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                            EMPLOYMENT AGREEMENT WITH
                             STANLEY ALEXANDER, JR.

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     THIS  AGREEMENT  entered into this 23rd day of March,  1999, by and between
Home Federal Bank, Federal Savings Bank (the "Bank"), and Stanley Alexander, Jr. (the "Executive"), effective on the Effective Date, is an amendment and restatement of the agreement entered into by and between the Bank and Stanley Alexander, Jr. on January 1st, 1998.

     NOW, THEREFORE, it is AGREED as follows:

     1. Defined Terms

     When used anywhere in this Agreement, the following terms shall have the meaning set forth herein.

                    (a) "Board" shall mean the Board of Directors of the Bank.

                    (b) "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the Bank's or the Company's voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors,
(iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or
(iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, in the case of (i), (ii) and (iii) hereof, ownership or control of the Bank by the Company itself shall not constitute a Change in Control. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

                    (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

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                    (d) "Code ss.280G  Maximum"  shall mean the product of  2.99 and his "base amount" as defined in Code ss.280G(b)(3).

                    (e) "Company" shall mean HFB Financial Corporation.

                    (f) "Disability" shall mean, for purposes of this Agreement, a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement and which results in the Executive becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, which impairs the Executive's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days).

                    (g) "Effective Date" shall mean March 23, 1999.

                    (h) "Expiration Date" shall mean the date on which the term of this Agreement expires pursuant to Section 5 hereof (taking into account any and all renewals of such term).

                    (i) "Good Reason" shall mean any of the following events, which has not been consented to in advance by the Executive in writing: (i) the requirement that the Executive move his personal residence, or perform his principal executive functions, more than 35 miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by the Executive; (ii) a material reduction in the Executive's base compensation under this Agreement as the same may be increased from time to time; (iii) the failure by the Bank to continue to provide the Executive with compensation and benefits provided under this Agreement as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive now or hereafter becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him under this Agreement; (iv) the assignment to the Executive of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect the Executive to the Board of Directors of the Bank; (vi) a material diminution or reduction in the Executive's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank; or (vii) a material reduction in the secretarial or other administrative support of the Executive.

                    (j) "Just Cause" shall mean, in the good faith determination of the Board, the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Executive's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank.

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                    (k) "Present Value" shall mean the applicable  federal rate, as determined in accordance with the rules and regulations under Code ss. 280G.

                    (l) "Protected Period" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the second annual anniversary of the Change in Control or the expiration date of this Agreement.

                    (m) "Trust" shall mean a grantor trust that is designed in accordance with Revenue Procedure 92-64 and has a trustee independent of the Bank.

     2. Employment. The Executive is employed as the Chief Financial Officer of the Bank. The Executive shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity, including as a full-time employee and officer of the Bank, service on the Bank's Audit, Asset/Liability Management and Investment Committees which meet regularly. The Executive shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Executive's other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Bank.

     3. Base Compensation. The Bank agrees to pay the Executive during the term of this Agreement a salary at the rate of $ 71,000.00 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Executive's salary, and in its sole discretion may decide to increase his salary.

     4. Discretionary Bonuses. The Executive shall participate in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such discretionary bonuses. Notwithstanding the foregoing, following a Change in Control, the Executive shall receive discretionary bonuses that are made no less frequently than, and in annual amounts not less than, the average annual discretionary bonuses paid to the Executive during each of the three calendar years immediately preceding the year in which such Change in Control occurs.

     5. Other Benefits.

                    (a) Participation in Retirement, Medical and Other Plans. During the term of this Agreement, the Executive shall be eligible to participate in the following benefit plans maintained by the Bank: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified plans provided by the Bank, generally, which benefits, taken as a whole, must be at least as favorable as those in effect on the Effective Date. Further, if the Executive retires from employment with the Bank at or after age 55 and for a reason other than Just Cause, the Bank shall

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provide the Executive and his legal dependents with medical  insurance  coverage that is not less favorable than the coverage that the Bank provides for its officers. The Bank shall pay all premiums for this coverage, shall provide it for the Executive's lifetime, and agrees that this obligation shall survive expiration of this Agreement.

                    (b) Employee Benefits; Expenses. The Executive shall be eligible to participate in any fringe benefits which are or may become available to the Bank's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Executive under this Agreement. The Executive shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank.

     6. Term. The Bank hereby employs the Executive, and the Executive hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending 36 months thereafter (or such earlier date as is determined in accordance with Section 10). Additionally, on each annual anniversary date from the Effective Date, the Executive's term of employment shall be extended for an additional one-year period beyond the then effective expiration date, provided the Board determines in a duly adopted resolution that the performance of the Executive has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent review of this Agreement.

     In the event the Executive serves the full term of this Agreement, and the Bank does not offer to renew this Agreement upon substantially the same terms and conditions for an additional three- year term, the Executive shall be entitled to a severance benefit equal to twelve months of his then current base monthly salary, plus such vested employee benefits to which the Executive may be entitled when due and payable.

     7. Loyalty; Noncompetition.

                    (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, the Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, or unfavorably affect the performance of the Executive's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Executive shall not engage in any business or activity contrary to the business

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affairs or interests of the Bank, or be gainfully employed in any other position or job other than as provided above.

                    (b) Nothing contained in this Section shall be deemed to prevent or limit the Executive's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

     8. Standards. The Executive shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Bank will provide the Executive with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     9. Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                    (a) The Executive shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Bank.

                    (b) The Executive shall not receive any additional compensation from the Bank on account of his failure to take a vacation, and the Executive shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Board.

                    (c) In addition to the aforesaid paid vacations, the Executive shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

                    (d) In addition, the Executive shall be entitled to an annual sick leave benefit as established by the Board.

     10.  Termination and  Termination  Pay.  Subject to Section 12 hereof,  the
Executive's   employment   hereunder  may  be  terminated  under  the  following
circumstances:

                    (a) Death. The Executive's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Executive's estate shall be entitled to receive the compensation due the Executive through the Agreement's Expiration Date.

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                    (b)  Disability.  The Bank  may  terminate  the  Executive's employment after having established the Executive's Disability. The Executive shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Executive's Disability during which the Executive is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Executive's termination of employment pursuant to this Section; provided that any benefits paid pursuant to the Bank's long term disability plan will continue as provided in such plan. During any period that the Executive shall receive disability benefits and to the extent that the Executive shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make himself available to the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Executive during the disability period.

                    (c) Just Cause. The Board may, by written notice to the Executive, immediately terminate his employment at any time, for Just Cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause.

                    (d) Without Just Cause; Constructive Discharge. The Board may, by written notice to the Executive, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Executive shall be entitled to receive the following compensation and benefits (unless such termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply): (i) the salary provided pursuant to Section 3 hereof, up to the Expiration Date, plus said salary for an additional 12-month period, and (ii) at the Executive's election either (A) cash in an amount equal to the Present Value of the cost to the Executive of obtaining all health, life, disability and other benefits which the Executive would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Bank provided for the Executive at the date of termination of employment, or (B) continued participation under such Bank benefit plans through the Expiration Date, but only to the extent the Executive continues to qualify for participation therein; provided that in no event shall the total value of the payments due under (i) and (ii) hereof exceed three years' total compensation. All amounts payable to the Executive shall be paid, at the option of the Executive, either in periodic payments through the Expiration Date, or in one lump sum within ten days of such termination (in which event he shall receive the Present Value of such periodic payments).

                    (e) Good Reason. The Executive shall be entitled to receive the compensation and benefits payable under subsection 10(d) hereof in the event that he voluntarily terminates employment within 90 days of an event that constitutes Good Reason, (unless such voluntary termination occurs during the Protected Period, in which event the benefits and compensation provided for in
Section 12 shall apply).

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                    (f) Voluntary  Termination by Executive.  Subject to Section
12 hereof, the Executive may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least 90 days' prior written notice to the Board, in which case the Executive shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 10(e) hereof or within the Protected Period, in which event the benefits and compensation provided for in Sections 10(d) or 12, as applicable, shall apply).

     11. No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

     12. Change in Control.

                    (a) Trigger Events. The Executive shall be entitled to collect the severance benefits set forth in subsection (b) hereof in the event that either (i) the Executive voluntarily terminates employment either for any reason other than Just Cause within the 30-day period beginning on the date of a Change in Control, (ii) the Executive voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (iii) the Bank or its successor(s) in interest terminates the Executive's employment without his written consent and for any reason other than Just Cause during the Protected Period.

                    (b) Amount of Severance Benefit. If the Executive becomes entitled to collect severance benefits pursuant to Section 12(a) hereof, the Bank shall pay the Executive a severance benefit equal to the difference between the Code ss.280G Maximum and the sum of any other "parachute payments" as defined under Code ss.280G(b)(2) that the Executive receives on account of the Change in Control. Said sum shall be paid, at the election of the Executive, either (i) in one lump sum within ten days of the later of the date of the Change in Control and the Executive's last day of employment with the Bank, or
(ii) periodic payments over a period of up to sixty months with interest accruing on unpaid amounts at the same rate that would be applied to determine Present Value. In the event that the Executive and the Bank jointly agree that the Executive has collected an amount exceeding the Code ss.280G Maximum, the parties may agree in writing that such excess shall be treated as a loan ab initio which the Executive shall repay to the Bank, on terms and conditions mutually agreeable to the parties, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

                    (c) Funding of Grantor Trust upon Change in Control. Notwithstanding any other provision of this Agreement that may be contrary or inconsistent herewith, not later than ten business days after a Change in Control, the Bank shall (i) deposit in a Trust an amount equal to the Code ss.280G Maximum, unless the Executive has previously provided a written release of any claims under this Agreement, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Executive,

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and to follow the  procedures  set forth in the next paragraph as to the payment of such amounts from the Trust. At any time or from time to time during the 27-consecutive month period after a Change in Control, the Executive may provide the trustee of the Trust with a written notice directing that the trustee pay to the Executive an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall pay the Executive the amount designated therein in immediately available funds, and shall thereafter send the Bank a written notice thereof. Upon the earlier of the Trust's final payment of all amounts due under the following paragraph or the date 27 months after the Change in Control, the trustee of the Trust shall pay to the Bank the entire balance remaining in the segregated account maintained for the benefit of the Executive. The Executive shall thereafter have no further interest in the Trust.

     13. Indemnification. The Bank agrees that its Bylaws shall continue to provide for indemnification of directors, officers, employees and agents of the Bank, including the Executive, during the full term of this Agreement, and to at all times provide adequate insurance for such purposes.

     14. Reimbursement of Executive for Enforcement Proceedings. In the event that any dispute arises between the Executive and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Executive takes to defend against any action taken by the Bank, the Executive shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Executive obtains either a written settlement or a final judgement by a court of competent jurisdiction substantially in his favor. Such reimbursement shall be paid within ten days of the Executive's furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Executive.

     15. Federal Income Tax Withholding. The Bank may withhold all federal and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

     16. Successors and Assigns.

                    (a) Bank. This Agreement shall not be assignable by the Bank, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank, as the case may be.

                    (b) Executive. Since the Bank is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude (i) the Executive from designating a beneficiary to receive any

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benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Executive or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

                    (c) Attachment. Except as required by law, no right of the Executive to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     17. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     18. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Kentucky shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     19. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     20. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and shall supersede any prior agreement between the parties.

                         [Signatures on following page]


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

                                        HOME FEDERAL BANK, FEDERAL
                                        SAVINGS BANK

Witnessed by:

/s/ Frank W. Lee                        By:  /s/ Frank V. Costanzo
    --------------------------               ---------------------------------
    Frank W. Lee                                 Frank V. Costanzo

                                          EXECUTIVE

Witnessed by:

 /s/ Frank W. Lee                           /s/  Stanley Alexander, Jr.
     -------------------------              ----------------------------------
     Frank W. Lee                                Stanley Alexander, Jr.